Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is by and between Michael J. Witherill (“Executive”) and Rivulet Media, Inc., a Delaware corporation (the “Company”).

WHEREAS, the parties entered into that certain Employment Agreement dated August 12, 2020 (the “Employment Agreement”); and

WHEREAS, the parties desire to amend the Employment Agreement under the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises and the mutual agreements, covenants, and provisions contained in this Amendment, the parties agree as follows:

1.       Amendment. The last sentence of Section 2(b) of the Employment Agreement is replaced in its entirety to read as follows:

“Notwithstanding this Section 2(b), Executive will be permitted (i) to serve as a director of not for profit and for profit businesses that do not compete with the Company, and (ii) to serve as an officer and director of Chee Corp., a Nevada corporation.”

2.       Effective Date. This Amendment is effective as of September 18, 2020.

3.       Employment Agreement Otherwise Remains in Effect. All other provisions of the Employment Agreement continue in full force and effect.

4.       Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

5.       Governing Law. This Amendment will be construed in accord with and any dispute or controversy arising from any breach or asserted breach of this Amendment will be governed by the laws of the State of Arizona.

(Signature page follows)

IN WITNESS WHEREOF, the parties have executed this Amendment as of January 26, 2021.

EXECUTIVE

/s/ Michael J. Witherill
Michael J. Witherill

COMPANY
Rivulet Media, Inc., a Delaware corporation

By:	/s/ Aaron Klusman
Aaron Klusman, CEO

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